F O L E Y  &  L A R D N E R
                          A T T O R N E Y S  A T  L A W

   CHICAGO                       FIRSTAR CENTER                     SAN DIEGO
   JACKSONVILLE             777 EAST WISCONSIN AVENUE           SAN FRANCISCO
   LOS ANGELES           MILWAUKEE, WISCONSIN 53202-5367          TALLAHASSEE
   MADISON                  TELEPHONE (414) 271-2400                    TAMPA
   ORLANDO                  FACSIMILE (414) 297-4900         WASHINGTON, D.C.
   SACRAMENTO                                                 WEST PALM BEACH
                              WRITER'S DIRECT LINE

                                   May 8, 1998


   National Research Corporation
   1033 "O" Street
   Lincoln, Nebraska 68508

   Ladies and Gentlemen:

             We have acted as counsel for National Research Corporation, a Wisconsin corporation (the "Company"), in conjunction with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("Securities Act"), relating to 30,000 shares of the Company's common stock, $.001 par value (the "Common Stock"), which may be issued or acquired pursuant to the National Research Corporation Director Stock Plan (the "Plan").

             As such counsel, we have examined: (i) the Plan; (ii) the Registration Statement; (iii) the Company's Articles of Incorporation and By-Laws, as amended to date; (iv) resolutions of the Company's Board of Directors relating to the Plan and the issuance of securities thereunder; and (v) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

             Based on the foregoing, we are of the opinion that:

             1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

             2. The shares of Common Stock, when issued by the Company pursuant to the terms and conditions of the Plan, and as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months' service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and judicial interpretations thereof.

             We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act, or within the category of persons whose consent is required by Section 7 of said Act.

                                      Very truly yours,



                                      FOLEY & LARDNER